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                                                                   Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. of our report dated October 6, 2003 relating to the consolidated financial statements of Comincom, which appears in the Current Report on Schedule 14A (Proxy Statement) of Golden Telecom, Inc. dated October10, 2003.


/s/ ZAO PricewaterhouseCoopers Audit


October 10, 2003
Moscow Russia